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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES


                                                                      JURISDICTION OF
     SUBSIDIARY                                                         ORGANIZATION
     ----------                                                       ---------------


 1.  SPSS International BV                                            Holland
 2.  SPSS Asia Pacific Pte Ltd                                        Singapore
 3.  SPSS Benelux B.V.                                                Holland
 4.  SPSS Gmbh Software                                               Germany
 5.  SPSS Sweden AB                                                   Sweden
 6.  SPSS (UK) Limited                                                England
 7.  SPSS Japan Inc.                                                  Japan
 8.  SPSS Australasia Pty Limited                                     Australia
 9.  SPSS France SA                                                   France
10.  SPSS (Analytical Software Channel) International B.V.            Holland
11.  SPSS Limited                                                     England
12.  SPSS A/S                                                         Denmark
13.  SurveyCraft Pty Ltd.                                             Australia
14.  SurveyCraft Systems, Inc.                                        Ohio
15.  SurveyCraft Limited UK                                           England
16.  Statistical Product and Service Solution Iberica, S.L.           Spain
17.  Integral Solutions Limited                                       England
18.  Quantime Limited                                                 England
19.  SPSS Europe BV                                                   Holland
20.  SPSS Foreign Sales Corporation                                   Barbados
21.  ShowCase Corporation                                             Minnesota
22.  Showcase Benelux NV/SA                                           Belgium
23.  Showcase UK Limited                                              England
24.  Showcase France sarl                                             France
25.  Showcase International, Inc.                                     Delaware
26.  Showcase Nederland B.V.                                          Holland
27.  NetGenesis Corp.                                                 Delaware
28.  NetGenesis Limited                                               England
29.  Lexiquest S.A.                                                   France
30.  Lexiquest, Inc.                                                  California
31.  Lexiquest Benelux S.A.                                           Belgium
32.  Lexiquest Limited                                                England
33.  SPSS Amsterdam B.V.                                              Holland
34.  Data Distilleries United Kingdom Ltd                             England
35.  SPSS US Inc.                                                     Delaware
36.  ISL Decision Systems, Inc.                                       Pennsylvania
37.  Vento Software, Inc.                                             Florida
38.  SPSS Software Development (Xi'an) Co., Ltd.                      China